SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Empery Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Empery Digital Confirms Receipt of Nomination Notices from Shareholders

No Shareholder Action Required at This Time

AUSTIN, Texas--(BUSINESS WIRE)--Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today confirmed that it has received two separate notice of nominations from ATG Capital Management (“ATG Capital”) and Tice P. Brown informing the Company of their intent to nominate directors to Empery Digital’s Board of Directors (the “Board”) at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The date for the Annual Meeting has not yet been announced.

The Nominating and Corporate Governance Committee of Empery Digital’s Board will review the notice of nomination in accordance with the Company’s bylaws and with the assistance of its legal counsel. The Board will make its formal recommendations regarding director nominations in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission and mailed to stockholders eligible to vote at the 2026 Annual Meeting. Shareholders are not required to take any action at this time.

Empery Digital issued the following statement:

“Empery Digital is focused on executing its strategy and driving value for all shareholders. Since announcing its treasury strategy, a little more than six months ago, Empery Digital has undergone a major transformation and now operates a low cost, capital efficient and highly transparent bitcoin treasury. While Empery Digital has traded at a discount to NAV, management has consistently acted in the best interests of its shareholders by implementing the largest share repurchase program within the digital asset treasury sector. At this time, we believe repurchasing shares below NAV is the best way to achieve our stated goal of increasing Bitcoin per share, closing the NAV gap and maximizing shareholder value, as evidenced by the approximately 40% reduction in the NAV gap and nearly 3% increase in Bitcoin per share since January 29, 2026. The successful execution of the Company’s strategy has resulted in an approximately 39% increase in Bitcoin per share since its last Bitcoin purchase on August 27, 2025.

Empery Digital has attempted to engage constructively with both ATG Capital and Mr. Brown, as we do with all shareholders, and reach a resolution that avoided a costly and distracting proxy campaign. ATG has refused Empery Digital’s efforts and Mr. Brown has resorted to issuing false and abusive personal public attacks on management. The escalation of these campaigns has forced the Company to spend shareholder resources to defend itself, ultimately harming shareholders by reducing the amount of funds available to execute the current strategy to repurchase shares below NAV.

ATG Capital, who has not spoken to a single company director or executive, is attempting to take control of our company without appropriately compensating all shareholders, a demand that ATG Capital made privately when it first contacted Empery Digital’s counsel in early February and that Empery Digital’s Board rejected to protect the interests of all shareholders. To date, ATG Capital has declined the Company’s requests for a meeting.

In addition, Empery Digital’s Board and management team have already thoroughly evaluated Mr. Brown’s well-publicized demands and determined that the mathematical analysis does not support an immediate liquidation of the Company’s entire Bitcoin portfolio and therefore is not in the best interests of all shareholders. In fact, Mr. Brown’s preferred strategy would have prevented shareholders from realizing the benefit from these significant increases in Bitcoin per share and deprive them of additional exposure from future increases. Empery Digital is disappointed Mr. Brown continues to misrepresent and distort the facts to advance his self-serving campaign.

Empery Digital is led by a management team with deep capital markets and asset management expertise and is overseen by a highly qualified, independent and experienced Board whose collective experience spans digital assets, financial innovation and complex regulatory environments. Empery Digital’s Board believes it has exactly the right team and incentive structure in place to support value creation for shareholders by maximizing bitcoin per share.

Furthermore, Empery Digital’s Board and management team are significant equity owners and are therefore squarely aligned with shareholders’ interests. Our Chairman and Co-CEO’s hedge fund is the third largest shareholder in the Company. In addition, the Board has structured management compensation, which is significantly below that of the Company’s peer group, to fully align with shareholders’ interests and the Board has represented from the initiation of the treasury strategy that it does not intend to adjust option strike prices, issue additional options to the current Board or management team or pay out cash bonuses. The Board and management team are incentivized to act in the best interests of all shareholders and will continue to take actions that support value creation for all shareholders.”

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About Empery Digital

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, which may include without limitation statements relating to the operation of our business and the implementation of our strategy, such as statements relating to the sale of bitcoin and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, equity options and cash bonuses. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying white proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies for the Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain a free copy of the Company’s definitive proxy statement, an accompanying white proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings.

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Certain Information Regarding Participants in the Solicitation

The Company and each of its directors are “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Nominee for Election as Directors,” “Beneficial Ownership of Securities,” “Executive Compensation,” and “Compensation of Non-Employee Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on May 6, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on February 20, 2026 for John Kim (available here) and Jonathan Foster (available here); July 21, 2025 for Ian Read (available here), Orn Olason (available here), and Adrian Solgaard (available here); August 21, 2025 for Matthew Homer (available here); August 25, 2025 for Rohan Chauhan (available here); and December 15, 2025 for Ryan Lane (available here). Such filings are also available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting, if and when they become available. These documents will be available free of charge as described above.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

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